10F-3 Report
CGCM Emerging Markets Equity Investments
	9/1/2009		through	2/28/2010

Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund
Wynn Macau Limited.	10/9/2009	UBS	20,000,000	$10.08	1.600%